EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES PRELIMINARY
FIRST QUARTER 2021 RESULTS

DALLAS, April 22, 2021 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (the “Company” or “Braemar”), announced today its preliminary expectations for net loss attributable to common stockholders, Adjusted EBITDAre, and Adjusted FFO for the first quarter ended March 31, 2021.
The Company reported today a preliminary estimated range of net loss attributable to common stockholders of approximately $(11.7) million to $(10.7) million or $(0.29) to $(0.27) per share, a preliminary estimated range of Adjusted EBITDAre of $16.1 million to $17.1 million, and a preliminary estimated range of Adjusted FFO available to common stockholders, OP unitholders and Series B Cumulative Convertible preferred stockholders on an “as converted” basis of $9.7 million to $10.7 million for the first quarter ended March 31, 2021. Final results for the first quarter ended March 31, 2021 will be released on May 5, 2021 as previously announced.
“We are excited to report these preliminary results for the first quarter, which exceeded even our own internal estimates,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “These results were driven by strong leisure demand at our luxury resort properties, which were accompanied by impressive profit margins due to high average daily rates and strong flow-throughs,” he added. Mr. Stockton continued, “These results have enabled us to reach positive corporate level cash flow well ahead of schedule. When our urban portfolio starts to meaningfully contribute to the portfolio results over the balance of this year, we expect continued improvement in cash flow.”

We use certain non-GAAP measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer real estate investment trusts more meaningful. Non-GAAP financial measures, which should not be relied upon as a substitute for GAAP measures, used in this press release are FFO, AFFO, EBITDA, EBITDAre and Adjusted EBITDAre. Please refer to our most recently filed Annual Report on Form 10-K for a more detailed description of how these non-GAAP measures are calculated. The reconciliations of non-GAAP measures to the closest GAAP measures are provided below and provide further details of our results for the period being reported.
The following tables are reconciliations of the Company’s preliminary estimated GAAP net income (loss) to the Company’s preliminary estimated EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Adjusted FFO:
BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in millions)
(unaudited)

	Three Months Ended March 31, 2021
	Low End	High End
Net income (loss)	$(11.5)	$(10.5)
Interest expense and amortization of loan costs	6.8	6.8
Depreciation and amortization	18.4	18.4
Income tax expense (benefit)	0.1	0.1
Equity in (earnings) loss of unconsolidated entity	0.1	0.1
Company's portion of EBITDA of OpenKey	(0.1)	(0.1)
EBITDA	13.8	14.8
(Gain) loss on insurance settlement and disposition of assets	(0.5)	(0.5)
EBITDAre	13.3	14.3
Amortization of favorable (unfavorable) contract assets (liabilities)	0.1	0.1
Transaction and conversion costs	0.3	0.3
Write-off of loan costs and exit fees	0.4	0.4
Unrealized (gain) loss on derivatives	—	—
Non-cash stock/unit-based compensation	1.4	1.4
Legal, advisory and settlement costs	0.2	0.2
Advisory services incentive fee	0.4	0.4
Company's portion of adjustments to EBITDAre of OpenKey	—	—
Adjusted EBITDAre	$16.1	$17.1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FFO AND ADJUSTED FFO
(in millions)
(unaudited)

	Three Months Ended March 31, 2021
	Low End	High End
Net income (loss)	$(11.5)	$(10.5)
(Income) loss attributable to noncontrolling interest in consolidated entities	1.2	1.2
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	1.1	1.1
Preferred dividends	(2.4)	(2.4)
Gain (loss) on extinguishment of preferred stock	(0.1)	(0.1)
Net income (loss) attributable to common stockholders	(11.7)	(10.7)
Depreciation and amortization on real estate	17.7	17.7
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(1.1)	(1.1)
Equity in (earnings) loss of unconsolidated entity	0.1	0.1
(Gain) loss on insurance settlement and disposition of assets	(0.5)	(0.5)
Company's portion of FFO of OpenKey	(0.1)	(0.1)
FFO available to common stockholders and OP unitholders	4.4	5.4
Series B Cumulative Convertible Preferred Stock dividends	1.6	1.6
Gain (loss) on extinguishment of preferred stock	0.1	0.1
Transaction and conversion costs	0.3	0.3
Interest expense accretion on refundable membership club deposits	0.2	0.2
Write-off of loan costs and exit fees	0.4	0.4
Amortization of loan costs	0.7	0.7
Unrealized (gain) loss on derivatives	—	—
Non-cash stock/unit-based compensation	1.4	1.4
Legal, advisory and settlement costs	0.2	0.2
Advisory services incentive fee	0.4	0.4
Company's portion of adjustments to FFO of OpenKey	—	—
Adjusted FFO available to common stockholders, OP unitholders and Series B Cumulative Convertible preferred stockholders on an "as converted" basis	$9.7	$10.7
Weighted average diluted shares	50.3	50.3
* * * * *
Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
The preliminary estimated results for the first quarter ended March 31, 2021 included in this release, which are the responsibility of management, were prepared by the Company’s management in connection with the preparation of the Company’s financial statements and are based upon preliminary hotel operating results, preliminary corporate level expenses and a number of subjective judgements and assumptions. Additional items that may require adjustments to the Company’s preliminary estimated financial information may be identified and could result in material changes to the Company’s preliminary estimated results. The Company has provided ranges, rather than specific amounts, for the preliminary estimated results described above primarily because the Company’s closing procedures for the first quarter ended March 31, 2021 are not yet complete and, as a result, the Company’s final results upon completion of the closing procedures may vary from the preliminary estimates set forth above. The Company’s independent registered public accounting firm, BDO USA, LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such preliminary estimated financial information. Further, these preliminary estimated results are not a comprehensive statement or estimate of the Company’s financial condition or operating results for the first quarter ended March 31, 2021. These preliminary estimated results should not be viewed as a substitute for complete quarterly financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) or as a measure of the Company’s performance. In addition, the preliminary estimated financial information is not necessarily indicative of the results to be achieved for any future period. Accordingly, investors are cautioned not to place undue reliance on this preliminary estimated financial information. See the information below under the heading “Forward-Looking Statements” and “Risk Factors” and “Management’s Discussion of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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